                       MORGAN STANLEY SPECIAL GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                      SEPTEMBER 1, 2007 - FEBRUARY 29, 2008

                                                                                % OF
                                   OFFERING     TOTAL          AMOUNT OF      OFFERING  % OF FUNDS
  SECURITY   PURCHASE/   SIZE OF   PRICE OF   AMOUNT OF    SHARES PURCHASED  PURCHASED    TOTAL                          PURCHASED
 PURCHASED   TRADE DATE  OFFERING   SHARES     OFFERING         BY FUND       BY FUND     ASSETS          BROKERS          FROM
-----------  ----------  --------  --------  ------------  ----------------  ---------  ----------  -------------------  ---------

Riskmetrics   01/24/08      --     $17.5000  $245,000,000       22,800         0.16%      0.52%        Credit Suisse,     Goldman
Group, Inc.                                                                                            Citi, Goldman,      Sachs
                                                                                                        Sachs & Co.,
                                                                                                      Merrill Lynch &
                                                                                                        Co., Banc of
                                                                                                     America Securities
                                                                                                    LLC, Morgan Stanley